Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of October ___, 2025, by and among Zapata Quantum, Inc., a Delaware corporation (the “Company”), and the persons and entities who sign this Agreement as purchasers of the Series A (as defined below) (individually a “Purchaser” and collectively the “Purchasers”).

RECITAL

WHEREAS, the Company has authorized the sale and issuance of shares of the Company’s Series A Convertible Preferred Stock (the “Series A”); and

WHEREAS, each Purchaser desires to purchase from the Company, severally and not jointly, and the Company desires to sell to each Purchaser, severally and not jointly, the Shares on the terms and conditions set forth herein in the respective amounts set forth on the Schedule of Purchasers attached hereto.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

AGREEMENT

1.	Purchase of Shares

1.1 The Series A. Subject to the terms of this Agreement, at the applicable Closing (as defined below) the Company shall sell and issue to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, a number of Series A in the amount set forth on such Purchaser’s signature page at a purchase price of $100.00 per share (each, an “Investment Amount”). Each share of Series A shall be convertible into 1,000 shares of the Company’s common stock.

2.	The Closing

2.1 Closing Date. Subject to the satisfaction and/or waiver of the conditions set forth herein, the closing of the sale and issuance of the Series A shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (the “Initial Closing”). After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional shares of Series A (the “Additional Shares”), with such Additional Shares to be issued in such additional closings (an “Additional Closing,” together with the Initial Closing, the “Closings” and each, a “Closing”). The Schedule of Purchasers to this Agreement shall be automatically updated to reflect the number of Additional Shares purchased at each such Additional Closing and the parties purchasing such Additional Shares.

2.2 Delivery. At the Closing (i) each Purchaser shall deliver to the Company the Purchaser’s signature page to this Agreement and a check or wire transfer of funds to the Company in the amount of the Investment Amount; and (ii) the Company shall issue and deliver to each Purchaser the Company’s signature page to this Agreement and, as applicable, the Series A purchased by the Purchaser. In addition, the Company shall deliver to each Purchaser a certificate evidencing the shares of Series A purchased by such Purchaser, or evidence of book entry issuance.

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and will be in good standing under the laws of the State of Delaware upon the payment of certain franchise taxes that are due and payable. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

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3.2 Corporate Power. The Company will have at each Closing all requisite corporate power to execute and deliver this Agreement and to issue the Series A and to carry out and perform its obligations under the terms of this Agreement.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Shares has been taken or will be taken prior to the issuance of the Series A. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Series A, when issued in compliance herewith and the provisions of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and the filing of the Certificate of Designations of Preferences, Rights and Limitations of the Series A with the Secretary of State of the State of Delaware, the Series A will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and, subject to the accuracy of the representations and warranties of the Purchasers in Section 4, issued in compliance with all applicable federal and securities laws.

3.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Series A shall have been obtained and will be effective at each Closing, except such as may be required under any state or federal securities laws.

3.5 Non-Contravention. The execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby, will not (i) violate the Certificate of Incorporation or the Company’s bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company.

4.	Representations and Warranties of the Purchasers

4.1 Organization; Authority. Each Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

4.2 Purchase for Own Account. Each Purchaser represents that it is acquiring the Series A solely for the Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Series A or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

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4.3 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Series A, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.4 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Series A involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Series A for an indefinite period of time and to suffer a complete loss of its investment.

4.5 Reliance on Exemptions. Each Purchaser understands that the Series A are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Series A.

4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchasers further agrees not to make any disposition of all or any portion of the Series A unless and until:

(a) There is then in effect a registration statement under the Securities Act of 1933 (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchasers shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchasers shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

Notwithstanding the limitations set forth in the foregoing paragraph, a Purchaser may transfer Securities to its “affiliates” as defined under the Securities Act (“Affiliate”), without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if such transferee were the Purchaser; provided, however, that the Purchaser hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Series A were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws.

4.7 Accredited Investor Status.

(a) Each Purchaser represents and warrants that is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. A copy of Rule 501(a) is attached as Exhibit A.

(b) Each Purchaser represents and warrants that the Purchaser’s purchase price for the Series A hereunder is not being financed, in whole or in part, by any third party for the specific purpose of investing in securities of the Company.

4.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by each Purchaser and shall constitute valid and binding obligations of each Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

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4.9 No Conflicts. The execution, delivery and performance by each Purchaser of this Agreement and the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

4.10 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5. Universal Resale and Registration Provisions. In addition, the Company and each Purchaser agree to be bound by and comply with the provisions set forth on Exhibit B hereto. By executing this Agreement, each Purchaser acknowledges and agrees that it is a Holder and the Series A it acquires or may in the future acquire in connection with this Agreement and the transactions contemplated hereby are Restricted Shares for purposes of and as such terms are defined in Exhibit B.

6.	Legends.

6.1 Acknowledgment. Each Purchaser understands that the Series A shall be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, the Series As shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

6.2 Removal of Legends. Certificates evidencing Series A shall not be required to contain the legend set forth in Section 6.1 or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, provided that a Purchaser furnishes the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall include an opinion of Purchaser’s counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Series A may be made without registration under the applicable provisions of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three business days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be reasonably required above in this Section 6.2 (such date, the “Legend Removal Date”), as directed by such Purchaser, either: (A) credit the applicable number of Series A , as applicable, to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its DWAC system or (B), issue and deliver to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee.

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6.3Conversion Procedures. The form of Notice of Conversion included in the Certificate of Designation sets forth the totality of the procedures required of the Purchasers in order to convert the Series A. The Company shall honor the conversions of the Series A and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents. “Underlying Shares”. means the shares of common stock issued and issuable upon conversion or redemption of the Series A and issued and issuable in lieu of the cash payment of dividends on the Series A in accordance with the terms of the Certificate of Designation.

7.	Miscellaneous

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles. Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Purchasers at the address(es) set forth on their respective signature pages hereto or at such other address(es) as the Company or the Purchasers may designate by 10 days advance written notice to the other parties hereto.

7.5 Amendment; Waiver. Any waiver of any provision of this Agreement must be in writing. Any amendment of this Agreement must be in writing signed by the Company and the applicable Purchasers.

7.6 Finders Fees. The Company and each of the Purchasers will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

7.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to a Purchaser, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Purchaser of any breach or default under this Agreement, or any waiver by a Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

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7.8 Entire Agreement. This Agreement and the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

7.9 Counterparts. This Agreement may be executed by electronic signature and in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes and in all respects.

[signature pages follow]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

COMPANY:

ZAPATA QUANTUM INC.

By:

Name: Sumit Kapur

Title: Chief Executive Officer

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

PURCHASER:

[FOR ENTITIES]

[●]

By:

Name:

Title:

Email address:

Address:

[FOR INDIVIDUALS]

By:

Name:

Email address:

Address:

Investment:

Investment Amount	Number Shares of Series A:
$______________	________________

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